EXHIBIT 10.28

OFFICE LEASE

This lease is made and entered into at Salem, Oregon, this 19 day of January 1999, by and between Retro, LLC, Landlord, and Advanced TelCom Group, Inc., a California corporation, Tenant.

Landlord hereby leases to Tenant a portion of the building located at 198 Commercial St. SE, Salem, Oregon (the “Building”), as follows:  approximately 6,873 net useable square feet on the first floor as shown on the attached floor plan marked as Exhibit “A”, (the “Premises”).  Said Premises shall include twenty (20) parking spaces.  Said parking spaces shall be either non-exclusive permit parking spaces located on the third through fifth floors of the adjacent city-owned parking structure, and/or parking spaces for exclusive use in either one of the surface parking lots located diagonally across Commercial Street, and/or behind the parking garage on Ferry Street detailed on Exhibits “B” & “C”, or a combination thereof.  The exact location of said parking spaces and Tenant suite number shall be determined prior to occupancy.

Tenant’s proportionate share of total building square footage for purposes of Sections 32 and 34 shall be twenty and three tenths (20.3%) percent.  Tenant’s total rentable square feet, including their proportionate share of common areas, as further detailed in paragraph 2, is approximately 7,815.

Landlord and Tenant covenant and agree as follows:

1.                                      Term and Monthly Base Rent.

This lease is for a term of ten (10) years commencing on the later of the following (the “Commencement Date”):  (A) the date by which all of the following have occurred:  (i) Landlord has substantially completed the Tenant Improvements set forth in Section 39 in accordance with the Lease, (ii) there remains no incomplete or defective item of the Tenant Improvements that would adversely effect Tenant’s intended use of the Premises; (iii) Landlord has delivered possession of the Premises to Tenant; and (iv) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Tenant’s intended use; or (B) one hundred twenty (120) days from execution hereof (the “Commencement Date”), and continuing through the last day of the one hundred twentieth (120th) month thereafter, at a Monthly Full Service Gross (FSG) Base Rent for the usable area as follows:

Year 1 $9,627.50	per mo. FSG	Year 6	$10,734.00 per mo. FSG
Year 2 $9,820.00	per mo. FSG	Year 7	$11,056.00 per mo. FSG

Please initial

Landlord	Tenant

Year 3 $10,016.00	per mo. FSG	Year 8	$11,387.00 per mo. FSG
Year 4 $10,217.00	per mo. FSG	Year 9	$11,729.00 per mo. FSG
Year 5 $10,421.00	per mo. FSG	Year 10	$12,081.00 per mo. FSG

Rent is payable in advance on the first day of each month commencing on the Commencement Date.  The rent for the first month of the lease term shall be paid by Tenant upon the execution of the lease agreement.

2.                                      Common Areas.

Landlord shall grant to Tenant and Tenant’s employees, agents, customers and invitees the non-exclusive right during the Lease Term and any renewal Term to use in common with others granted the use thereof the Common Areas which shall be those areas, indoors and outdoors, provided by Landlord for the general use of the tenants of the Building and shall include, without limitation, the restrooms, if any, for the use of more than one tenant or the public, lobbies, common, hallways, parking areas, roadways, pedestrian sidewalks, delivery areas, landscaped areas and all other areas or improvements which may be provided by Landlord for the general use of tenants of the Building and their agents, employees and customers.  The manner in which the Common Areas shall be maintained and the expenditures therefor shall be at the reasonable discretion of the Landlord.  Landlord shall be responsible for the operation, management and maintenance of the Common Areas.  The manner in which the Common Areas shall be maintained shall be at the reasonable discretion of the Landlord; provided however, that Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant’s occupancy of the Building.  Tenant shall pay monthly as additional rent Tenant’s proportionate share of interior space devoted to the Common Areas (Common Area Rent).  Said Common Areas of the Building are stipulated to be 5,400 square feet, which equates to 13.7% of the overall building square footage excluding basement.  Tenant’s proportionate share of the Common Areas equals 1,096 square feet.  Tenant’s monthly base rental for it’s proportionate share of the Common Area is Sixteen Hundred forty-four and no/100 Dollars ($1,644.00).  The total usable and common area base monthly rental for year one is $11,271.50 ($9,627.50 + $1,644.00 = $11,271.50).  The monthly rent on the common area shall be increased on an annual basis at the same rate as the usable area which is 2% annually for the first five years and 3% annually for the second five years of the lease term which shall be the following amounts:

Year 1	$1,644.00 per mo.	Year 6	$1,833.00 per mo.
Year 2	$1,677.00 per mo.	Year 7	$1,888.00 per mo.
Year 3	$1,710.00 per mo.	Year 8	$1,945.00 per mo.
Year 4	$1,745.00 per mo.	Year 9	$2,003.00 per mo.
Year 5	$1,780.00 per mo.	Year 10	$2,063.00 per mo.

3.                                      Delivery of Possession.

Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant.  Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner unless the parties execute a written extension agreement.  In the event the Commencement Date shall not have occurred for any reason which is within Landlords control, on or before May 31, 1999 then the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one additional day for each day that the Commencement Date is delayed beyond May 31, 1999.  In the event the Commencement Date shall not have occurred for any reason which is within Landlords control, on or before June 30, 1999, then Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

4.                                      Rent Payment.

Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset.  Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises.  Additional rent means amounts determined under Sections 32 through 34 of this Lease and any other sums payable by Tenant to Landlord under this Lease.  Rent not paid within five (5) days of when due shall bear interest at the rate of one-and-one-half percent per month until paid.  Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 5 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default.  Failure to impose a late charge shall not be a waiver of Landlord’s rights hereunder.

5.                                      Security Deposit.

Tenant shall pay upon the execution hereof a security deposit equal to one months base rental totaling $11,271.50.  Said security deposit shall be held by Landlord for the term of the lease, including the option to extend, if exercised by Tenant, for Tenant’s faithful performance of all lease terms.  Landlord shall return all or a portion of Tenant’s security deposit upon termination of the lease and the Premises being returned by Tenant to Landlord free from any defaults and in satisfactory condition reasonable wear and tear excepted.

6.                                      Use.

Tenant shall use the Premises for general office, storage and maintenance of telecommunications equipment, marketing, sales and customer service and other related office uses and for no other purpose without Landlord’s written consent.  In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building.  Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises.  Tenant shall not conduct any activities that will in any manner degrade or damage the reputation of the Building.  In the event Landlord’s insurance rates on the building increase due to Tenant’s particular use, Tenant agrees to pay 100% of the additional cost.  Notwithstanding anything to the contrary in the Lease, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations, codes, ordinances, underwriters’ requirements, covenants, conditions and restrictions (collectively, “Laws”) unless such compliance is necessitated solely due to Tenant’s particular use of the Premises.

7.                                      Equipment.

Tenant shall install in the Premises office equipment as is customary for their use and shall not overload the floors or existing electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building.  Landlord must approve in advance the location of and manner of installing any additional wiring or electrical, HVAC, heat generating or communication equipment or exceptionally heavy articles.  All telecommunications and computer related equipment, electrical, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant, at it’s expense, shall also be operated on a monthly basis at Tenant’s expense.  Landlord acknowledges that Tenant, at it’s sole cost, shall install additional electrical service, an approximate 15’ x 20’ transformer room and HVAC in order to operate the equipment that Tenant plans to install into the building.  Landlord must approve of the location of Tenant’s equipment and the additional electrical and HVAC prior to installation.  Tenant agrees to remove, at it’s sole cost, all of its equipment, electrical, conduit, generator and all other personal property or trade fixtures at the end of the lease term, including option, if exercised, and restore the building to it’s condition prior to the installation of Tenant’s improvements and equipment.  The restoration of the building shall also include the removal of the transformer required by PGE to be located in the building, the 3 hour fire rated walls, overhead and personnel doors and replace exterior block wall with two (2) windows the same size and material as the ones removed.

8.                                      Signs.

No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord’s written approval, which shall not be unreasonably withheld, delayed or conditioned as to design, materials, size, location, and color.  All signs installed by Tenant shall comply with Landlord’s standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.  Said installation, removal and restoration shall be at Tenant’s sole cost and expense.

Notwithstanding the foregoing, Landlord shall provide, at Tenant’s sole cost, a lobby tenant directory and suite entry sign as well as two (2) exterior signs mounted on the entry of the building.  The cost of the two (2) exterior building signs shall be approximately $1,100.00 installed.  The exterior building signs are totally at Tenant’s option.  The total cost of all signage shall not exceed $1,500.00 installed.  Tenant’s execution hereof shall be deemed to be Tenant’s approval of the terms of this section.

9.                                      Utilities and Services.

Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning during the normal Building hours as established by Landlord which, at a minimum, shall be 7 am - 7 pm Monday through Friday and Saturday 8 am - 12 pm.  Janitorial service will be provided Monday through Friday in accordance with the regular schedule of the Building, which schedule and service may change from time to time.  Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises.  Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this lease.  Landlord shall take all reasonable steps to correct any interruptions in service.  Electrical service furnished will be 110 volts unless different service already exists in the Premises.  Tenant shall provide its own surge protection for power furnished to the Premises.  The utility service provided by Landlord will be for normal administrative office use and does not include the utility service for Tenant’s special equipment needs.  Tenant shall pay separately for their special utility and service and repair needs for their equipment and the additional HVAC.  If there is any interruption, failure, stoppage or interference of the utilities, services or access to the Premises or due to the presence of any Hazardous Materials on or about the Building or the project of which the Building is a part (the “Project”) (except to the extent released or emitted by Tenant), and such interruption continues for seven (7) consecutive calendar days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant’s use of the Premises occasioned thereby.  If the interference, which is in control of the Landlord, persists for more than thirty (30) consecutive calendar days, then Tenant shall have the right to terminate the Lease.

10.                               Extra Usage.

If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments.  In case of dispute over any extra charge under this section, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties.  Landlord and Tenant shall each pay one-half of the cost of such determination.

11.                               Security.

Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord.  Tenant may install a security system within the leased Premises with Landlord’s written consent which will not be unreasonably withheld.  Landlord will be provided with an access code to any security system.  Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time.  Notwithstanding anything to the contrary in the Lease, Landlord shall not have access to the switch area except in the event of an emergency, and in the event of such emergency, must be accompanied by an authorized agent of Tenant.

12.                               Maintenance and Repair.

Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant, and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner.  Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant’s use because of repairs and installations provided Landlord shall use reasonable efforts to minimize disruption to Tenant’s business.  Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant’s occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant provided Landlord shall use reasonable efforts to minimize disruption to Tenant’s business.  Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant’s expense after first applying the proceeds of insurance to cover such loss, if any.  Notwithstanding the foregoing, Landlord shall have no obligation whatsoever for the maintenance and repair of the additional electrical and HVAC installed in the Premises by Tenant due to Tenant’s special equipment needs.

Notwithstanding the foregoing, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) occasioned by fire or other casualty or condemnation, (c) which could be treated as a “capital expenditure” under generally accepted accounting principles, (d) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises or the Building other than any additional systems installed by Tenant, and (e) to any portion of the Building outside of the demising walls of the Premises.  Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in subsections (c)-(e) to the extent such costs are properly included in operating expenses.

Landlord warrants and represents that, as of the Commencement Date, (i) the Premises, and the Building will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters’ requirements, covenants, conditions and restrictions, (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises and the Building will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water tight.  Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord’s sole cost and expense.

13.                               Alterations.

Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord’s prior written consent which may be withheld in Landlord’s reasonable discretion, excepting the alterations and additions acknowledged and approved by Landlord herein.  Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures.  Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease.  Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, which approval shall not be unreasonably withheld delayed or conditioned and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises.  Work by Tenant shall comply with all laws then applicable to the Premises.

14.                               Indemnity.

Tenant shall not allow any liens to attach to the Building or Tenant’s interest in the Premises as a result of its activities.  Except to the extent of the negligence or willful misconduct of Landlord or its agents, contractors, or invitees Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant’s failure to comply with any term of this lease.  Except to the extent of the negligence or willful misconduct of Landlord or its agents, contractors, or invitees neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant’s property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).  Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, judgments, actions, claims, attorneys’ fees, consultants’ fees, payments, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord’s violation of any law, order or regulation, or a breach of Landlord’s obligations or representations under the Lease.

15.                               Insurance.

Tenant shall carry liability insurance with limits of not less Two Million Dollars ($2,000,000), combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord’s managing agent, if any, as an additional insured, covering the liability insured under Section 14 of this lease and be in form and with companies reasonably acceptable to Landlord.

Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days advance notice to Landlord and Landlord’s managing agent, if any.  A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.  Landlord shall maintain “all risk” property insurance insuring against risk of loss or damage to the Building for the full replacement cost thereof.

16.                               Fire or Casualty.

“Major Damage” means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25% of the pre-damage value of the Building to repair, or which is not covered by insurance.  In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date.  If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage.  Landlord shall not be required to restore damage to tenant improvements or alterations installed by Tenant.  Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.  Notwithstanding the foregoing, in the event such damage cannot reasonably be or is not infact repaired, within 180 days of the date thereof, Tenant may terminate this lease.  Notwithstanding anything to the contrary in the Lease, Landlord shall not have the right to terminate the Lease if (i) the Building is damaged by a peril required to be insured against by Landlord under the Lease, or (ii) the damage is relatively minor (e.g., the cost of repair or restoration does not exceed five percent (5%) of the then replacement cost of the Building).

17.                               Waiver of Subrogation.

Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises.  Notwithstanding anything to the contrary herein neither Landlord, its managing agent nor Tenant or their respective agents shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, fire, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption without regard to the negligence of either party, and there shall be no subrogated claim by one party’s insurance carrier against the other party arising out of any such loss.  Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.  All of Landlord’s and Tenant’s repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.

18.                               Eminent Domain.

If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant’s use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority.  Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking.  All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking provided, however, Tenant shall receive a portion of the condemnation proceeds (whether by award or payment under threat of condemnation) based on:  (i) the unamortized value, allocable to the remainder of the Lease term, of any improvements installed at Tenant’s expense, which are not removable; (ii) Tenant’s moving cost; (iii) loss to Tenant’s goodwill as a consequence of the condemnation; and (iv) Tenant’s trade fixtures.

19.                               Assignment and Subletting.

This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord’s consent in writing.  No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting.  Landlord shall not unreasonably withhold, delay or condition its consent to any assignment or subletting provided the proposed Tenant is compatible with Landlord’s normal standards for the Building.  Compatibility may or may not be based on a competitive use within the building.  Landlord, in its reasonable discretion, shall make this determination.  If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant after subtracting Tenant’s reasonable costs in connection therewith, including, without limitation, reasonable broker commissions and attorneys’ fees, the cost of improvements made by Tenant to the Premises for the benefit of any such subtenant or assignee, and the unamortized cost of improvements paid for by Tenant.  Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting (not to exceed $1,000), including reasonable attorneys’ fees.

Notwithstanding anything to the contrary in the Lease, Tenant may, without Landlord’s prior written consent and without being subject to any recapture rights or bonus rent provisions, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant’s assets located in the Premises (each a “Permitted Assignee”).  A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

20.                               Default.

Any of the following shall constitute a default by Tenant under this lease:

(a)          Tenant’s failure to pay rent or any other charge under this lease within 10 days after written notice of nonpayment, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance.  If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible.  Time is of the essence of this lease.

(b)         Tenant’s insolvency, business failure or assignment for the benefit of its creditors.  Tenants commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant’s properties or financial records.

21.                               Remedies for Default.

In case of default as described in Section 20, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

(a)          Landlord may at its option terminate the lease by notice to Tenant.  Upon termination, Landlord may retake possession of the Premises and may use or relet the Premises without waiving the right to damages.  Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building.  If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord’s claim to damages or loss of rentals from Tenant.

(b)         Landlord may recover all damages caused by Tenant’s default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant’s special requirements.  Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing.  Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease.  Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, both discounted to the time of judgment at the prevailing interest rate on judgments.

(c)          Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month.  Any such payment or performance by Landlord shall not waive Tenant’s default.

(d)         In the event Landlord fails to perform any of its obligations herein or under the Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant shall have the right, but not the obligation, to cure such default and to demand reimbursement by Landlord of the cost of such cure, with interest thereon at the rate of ten percent (10%) per annum or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid.

22.                               Surrender.

On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear and tear from ordinary use and damage by casualty and/or act of God excepted.  Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal.  Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability.  If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either:  (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

23.                               Regulations.

Landlord shall have the right but shall not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building.  All such regulations and policies shall be complied with as if part of this lease.  Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

24.                               Access.

During times other than normal Building hours Tenant’s officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building.  Landlord shall have no liability for permitting or refusing to permit access by anyone.  Landlord may regulate access to any Building elevators outside of normal Building hours.  Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant’s compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers.  Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant and shall be after at least twenty-four (24) hours’ notice to Tenant.  Any such entry by Landlord shall not impair Tenant’s operations more than reasonably necessary and shall be subject to Tenant’s reasonable security measures.  Landlord shall not show the Premises to tenants or brokers except during the last one hundred eighty (180) days of the term of the Lease (including any extensions thereof).

25.                               Furniture and Bulky Articles.

Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move.  Landlord will not unreasonably withhold its consent under this section.

26.                               Notices.

Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other.  Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

27.                               Subordination and Attornment.

This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building.  At Landlord’s option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination.  If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant’s lease, Tenant shall attorn to such purchaser and this Lease shall continue.

Notwithstanding anything to the contrary in the Lease, the subordination of Tenant’s rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Tenant’s having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Tenant providing that Tenant’s rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and confirming that Tenant shall receive all of the rights and services provided for under the Lease.  Notwithstanding anything to the contrary in the Lease, Landlord shall, prior to the Commencement Date, use its best efforts to obtain from all ground lessors or mortgagees holding a security interest in the Premises, the Building or the Project, a written recognition agreement in form reasonably satisfactory to Tenant providing that Tenant’s rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or other security instrument and confirming that Tenant shall receive all of the rights and services provided for under the Lease.

28.                               Transfer of Building.

If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the landlord under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder accruing after the transfer.

29.                               Estoppels.

Either party will within 20 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested.  Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.  If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and the same opportunity as Landlord to cure any default by Landlord under this lease.

30.                               Attorneys’ Fees.

In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys’ fees at trial and on any appeal.  If Landlord incurs attorneys’ fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

31.                               Quiet Enjoyment.

Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord.  Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

32.                               Additional Rent - Tax Adjustment.

After the property has been fully assessed, which is presumed to be the tax year 1999-2000, for any July 1 - June 30 tax year, the real property taxes levied against the Building and its underlying land and the land for the surface parking lot across the street, so long as this is available for use by Tenant, it’s customers and invitees, exceed those levied for the first year the property is fully assessed (or the 1999-2000 tax year, whichever is later), then the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax increase times Tenant’s Proportionate Share.  “Real Property Taxes” as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rental taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted.  If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial exemption under ORS 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist.  If a separate assessment or identifiable tax increase arises solely because of improvements added to the Premises by Tenant, then Tenant shall pay 100% of such increase.  Notwithstanding anything to the contrary in the Lease, “Real Estate Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (c) imposed on land and improvements other than the Project; or (d) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes.

33.                               Additional Rent - Option to Extend.

In the event Tenant exercises the option to extend the lease, as detailed in section 43 hereof, the Landlord shall adjust the monthly rental for the first year of the option period.  Said rental adjustment for the first year shall be the fair market full service gross (FSG) rent for downtown Salem Class “A” office space with a minimum of 3/1000 sq. ft. of parking and nightly janitorial included in the monthly rental.  Said fair market FSG rental shall be determined, by a letter opinion of value, within sixty (60) days after Tenant’s notice exercising said Option to Extend, by a qualified MAI appraiser chosen by Landlord and Tenant who is active in the area and knowledgeable of commercial office rents in the area at that time.  The cost of said letter opinion of value shall be split 50/50.  Said fair market rent as determined by appraiser for the first year of the option period shall be not less than $1.88/sq. ft./mo. FSG.  The second through the fifth year of the option period, the monthly rental shall be increased each year on the anniversary date by the same percentage as the increase, if any, in the Consumer Price Index as published by the U.S. Department of Labor, Bureau of Labor Statistics.  The change shall be computed by comparing the schedule entitled “U.S. City Average, All Items, All Urban Consumers, 1982-84 = 100” for Portland-Vancouver-Salem for the latest available month preceding the month in which the option term commenced with the same figure for the same month in the years for which the adjustment is computed.  All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental, plus property tax adjustments and operating expense adjustments as provided in this lease.  If the index cited above is revised or discontinued during the term of this lease then the index that is designated by the Portland Metropolitan Association of Building Owners and Managers to replace it shall be used.  If the monthly rent for the renewal term is determined by appraisal and if Tenant does not, in Tenant’s sole discretion, approve the rental amount established thereby, then Tenant may rescind its exercise of the renewal option by giving Landlord written notice of such election to rescind within ten (10) days after such monthly rent amount has been established.  If Tenant rescinds its exercise of the renewal option, then Tenant shall pay all costs and expenses of the appraisal.

34.                               Additional Rent - Operating Expense Adjustment.

Tenant shall pay as additional rent Tenant’s Proportionate Share of the amount by which operating expenses for the Building increase over those experienced by Landlord during the first full year of the lease term (Base Year).  Effective January 1, 2000, the Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those proposed or incurred in the base year.  Monthly rental for that year shall be increased by one-twelfth of Tenant’s share of the estimated increase.  Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected.  As used herein “operating expenses” shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to:  all water and sewer charges; parking; landscaping; trash removal; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees; security services, if any; insurance premiums; licenses, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority.  Operating expenses shall not include any item not charged to all other Tenants of the building, excepting excessive electrical useage, if any, by Tenant.  Notwithstanding anything to the contrary in the Lease:  (A) If the operating expenses for the Base Year are not based on a fully leased Building, then such amounts shall be increased to reflect a fully leased Building; and (B) operating expenses shall not include and Tenant shall in no event have any obligation to perform or to pay for the following (collectively, “Costs”):  (a) Costs occasioned by the act, omission or violation of any Law by Landlord or any other occupant of the Building, or their respective agents, employees or contractors; (b) Costs occasioned by casualty or condemnation; (c) Costs to correct any construction defect in the Premises or the Building or to comply with any CC&Rs or Law applicable to the Premises or the Building on the Commencement Date; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Tenant’s use; (e) Costs incurred in connection with marketing or advertising the Building, or the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement; (f) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused by the activities of another occupant of the Project, insurance deductibles in excess of $10,000, and co-insurance payments; (g) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant; (h) Costs in the nature of depreciation or other expense reserves; (i) Costs to repair, replace, restore or maintain the structural portions of the Building (including the structural portion of roofs) or the parking facilities serving the Building; (j) executives’ salaries; (k) Costs which could properly be capitalized under generally accepted accounting principles, except capital improvements to the Building required by Law not in effect as of the Commencement Date, capital improvements to the extent they reduce operating expenses, or capital improvements to restore or replace existing systems and components of the Building (except as otherwise excluded from operating expenses in this paragraph), and all such permitted capital improvements shall be amortized over the useful life of the capital item in question.

35.                               Tenant Audit.

Tenant may audit the books, records and supporting documents of Landlord to the extent necessary to determine the accuracy of Landlord’s computation of additional rent or rent adjustment under Sections 32 and 34 of this Lease during normal business hours.  Such audit, if any, will occur within one hundred twenty (120) days after Tenant receives such notice.  Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated the total costs by more than five percent (5%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant’s audit not to exceed $500.00 or the overstated amount, whichever is lesser.  Landlord shall promptly refund any overcharges to Tenant.

36.                               Complete Agreement; No Implied Covenants.

This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations, and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease.  Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

37.                               Captions.

The titles to the sections of this lease are descriptive only and are not intended to change or influence the meaning of any section or to be part of this lease.

38.                               Non-waiver.

Failure by either party to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after such party becomes entitled to the benefit thereof notwithstanding delay in enforcement.

39.                               Tenant Improvements.

Landlord at it’s sole cost and expense, shall provide tenant improvements (the “Tenant Improvements”) to suit as detailed in Exhibit “A” attached hereto, excepting the transformer room marked room 112.  Said tenant improvements shall be delivered by Landlord on the commencement of the lease in a finished condition including taped, sanded and painted drywall partitions, HVAC, drop ceiling and fluorescent lighting fixtures, carpeting, Armstrong Excelon SDT Static Dissipative tile (does not include installation of additional copper grounding strips) flooring in computer rooms, and 110-volt electrical outlets every 10 feet.  Landlord shall provide the generator room with concrete floor, 2 hour rated walls and ceiling, 110-volt electrical outlets on walls and fluorescent lighting fixtures.  Landlord shall also provide fully improved common areas including ground floor lobby, elevator, corridors and restrooms.  Landlord shall be responsible for all costs associated with fire code compliance and ADA compliance.  The final cost estimate shall be determined within ten (10) days of Landlord’s receipt of Tenant’s final space plan.

Tenant’s final space plan is attached hereto as Exhibit A and has been approved by the parties hereto.  Landlord shall cause to be prepared, as quickly as possible, final plans, specifications and working drawings of the Tenant Improvements (“Final

Plans”), all of which conform to or represent logical evolutions of or developments from Tenant’s final space plan.  Within ten (10) days after receipt thereof, at its election (a) Tenant may approve the Final Plans, or (b) Tenant may deliver to Landlord the specific written changes to such plans that are necessary, in Tenant’s opinion, to conform such plans to Tenant’s final space plan.  If Tenant desires changes, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans.  As soon as approved by Landlord and Tenant, Landlord shall submit the Final Plans to all appropriate governmental agencies and thereafter the Landlord shall use its best efforts to obtain required governmental approvals as soon as practicable.  After the Final Plans have been approved, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.  All change orders shall specify any change in the final cost estimate as a consequence of the change order.

Upon Landlord obtaining the required governmental approvals for the Tenant Improvements, Landlord shall provide Tenant early occupancy of the Premises for Tenant’s construction of Tenant’s additional improvements set forth below and for the installation of Tenant’s trade fixtures and equipment.  Such early occupancy shall be on the same terms and conditions of this Lease except that Tenant shall have no obligation to pay rent during such early occupancy.

Tenant shall reimburse Landlord, in cash, prior to lease commencement for any costs that exceed $135,000.00 due to changes or additions caused by Tenant or it’s special utility and HVAC needs, but only if such excess cost is reflected in the final cost estimate.

Tenant has advised Landlord and Landlord has approved of Tenant’s requirement for additional improvements to be located at the Premises.  Said additional improvements that are exclusively for Tenant’s use may include, but are not necessarily limited to, a 1,200-amp, 120/208-volt, 3 phase power service with distribution, an on-site transformer room #112 required by PGE, and ten (10) tons of roof mounted HVAC with distribution to service Tenant’s equipment.  All costs associated with the additional electrical and HVAC equipment installation and the transformer room shall solely be the obligation and responsibility of Tenant.  Tenant shall contract separately with a licensed and bonded contractor, that is pre-approved by Landlord, for said additional tenant improvements.  Landlord shall be held harmless and have no responsibility whatsoever for any delays that may occur in Landlord’s completion of the standard tenant improvements to be built by Landlord and delivery of the Premises to Tenant that are caused by the installation of the additional tenant improvements to be installed by Tenant.  No delay in the commencement date of the lease term and the payment of rent when due shall be specifically caused by the

Tenant installation of such additional tenant improvements.  The selection of a contractor, the location and cost of said additional tenant improvements, including Landlord’s approval thereof, shall be determined prior to the commencement of construction.

Notwithstanding anything to the contrary, Landlord shall pay, and Tenant shall have no responsibility for, the following costs associated with Tenant’s additional improvements:  (i) costs to bring the Building into compliance with applicable Laws, including, without limitation, the Americans with Disabilities Act and Hazardous Materials Laws and (ii) costs incurred to remove Hazardous Materials from the Premises or the Building.

Effective upon delivery of the Premises to Tenant, Landlord warrants that (i) construction of the Tenant Improvements was performed in accordance with all Laws and the Final Plans and in a good and workmanlike manner, and (ii) all material and equipment installed in the Premises conformed to the Final Plans and was new and otherwise of good quality.

40.                               Designer Time.

Landlord, at its sole cost and expense, shall provide Tenant three (3) hours of the Landlord’s building designer time to coordinate the carpet and paint colors and other materials in Tenant’s leased space so they will coordinate with the building exterior and interior colors and materials.  Tenant, at its sole cost and expense, may, at its option, contract separately with said designer for professional services and furniture in excess of the three hours of time provided by Landlord.

41.                               Financial Information.

Landlord shall keep all financial information provided by Tenant confidential.

42.                               Broker License Disclosure.

Tenant acknowledges that it has been informed that Larry Tokarski and Dennis Young are licensed real estate brokers in the state of Oregon, and both have an ownership interest in the referenced property.  Dennis Young of Coldwell Banker Commercial is representing Landlord and Tim Campbell of Campbell Commercial Real Estate is representing Tenant.

43.                               Option to Extend.

If Tenant is not then in default under any of the terms, covenants and conditions of this Lease, and providing it shall deliver written notice to Landlord within one hundred eighty (180) days prior to the termination of the lease term of its election to extend the term hereof, then Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years.  It is the intent of the parties hereto that the option herein granted to Tenant shall not be exercisable by Tenant unless Tenant shall be in possession of the Premises as of the date of its exercise hereof.  This option shall terminate and be of no further force and effect in the event

Tenant shall either sublease or agree to sublease over fifty percent (50%) of the Premises for all of the then current term of this lease, or assign this Lease for the then current term hereof, or agree to enter into such sublease or assignment, at any time up to and including the end of the lease term, except where such sublease or assignment shall be to a Permitted Assignee, provided that said assignee shall have assumed in full the obligations of Tenant under this Lease.

44.                               Future Development.

Landlord may in the future develop the surface parking lot located diagonally across Commercial Street with a commercial building(s) and/or a parking structure.  Tenant agrees to cooperate with Landlord in the relocation of its parking spaces that are situated on this lot to another area within a reasonable distance and/or within the attached city owned parking structure (Liberty Square) provided there is no additional expense to Tenant.

45.                               Force Majeure.

In the event that either party hereto shall be delayed, hindered in or prevented from performing any act required hereunder by reason of strikes, lockouts, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, adverse weather conditions or fire or any other casualty any other reason of a like nature not the fault of or beyond control of the party delayed in performing such act, then performance of such act shall be excused for the period of the delay and the period allowed for the performance of such act shall be extended for a period equivalent to the period of such delay.  This paragraph, however, shall not be deemed to extend the time at which Tenant is entitled to an abatement of rent or to terminate the Lease (including, without limitation, any right to abate rent or terminate the Lease set forth in Section 3, 9, 16 and 18).

46.                               Repainting and Carpet Cleaning.

At the end of the fifth (5th) year of the lease term and provided Tenant is not and has not theretofore been in default of any terms of the lease, Landlord shall, at it’s sole cost, repaint the interior walls of Tenant’s suite and have the carpet cleaned.  The paint shall be a similar color and grade as the paint originally used.  Tenant shall be responsible, at it’s sole cost, to relocate any of it’s furniture, fixtures and equipment so that said painting and carpet cleaning can be done in the most timely and cost effective manner.

47.                               Additional Parking and Fire System.

(a)          Landlord has been advised by Tenant that they will require additional surface parking lot spaces for storage of their service vehicles that can be fenced and secured.  Said additional parking spaces should be within reasonable proximity to the Premises.  The number, location and the sole cost thereof shall be the responsibility of Tenant and shall not be a condition of this lease.  Landlord shall, however, use it’s best efforts to help Tenant secure said additional parking spaces.

(b)         Landlord has been advised by Tenant that it must cap the existing water fire sprinkler system in the area(s) that Tenant’s computer equipment will be located and replace with a Halon or equivalent fire system.  This is acceptable to Landlord provided said system is installed at Tenant’s sole cost, it meets all governmental codes that have jurisdiction over the Premises and that Tenant removes said fire system and replaces the existing water fire sprinkler system upon the termination of the lease and Tenant vacating the Premises.

48.                               Hazardous Materials.

To the best knowledge of Landlord, (a) no Hazardous Material is present in the Premises or in the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on or about the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Building concerning any Hazardous Material or pursuant to any environmental Law except for asbestos containing floor tiles which are presently non-friable and are or will be encapsulated by carpeting and other vinyl and ceramic floor coverings.  Further, Landlord has been advised that there are two (2) abandoned underground storage tanks in the alley adjacent to the easterly property line of the Premises.  The alley is not a part of the Premises and is publicly owned.  Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time in, on or about the Premises or the Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental Law, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or its agents in violation of applicable environmental Laws.  As used in this Lease, “Hazardous Material” shall mean any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life.

49.                               No Liens.

Landlord shall have no security interest or lien on any item of Tenant’s trade fixtures, furniture, equipment and other personal property.  Landlord waives any right of distraint, distress for rent or Landlord’s lien that may arise at law.

50.                               Title to Premises.

Landlord represents and warrants that it has good and marketable title to the Project, free and clear of any liens and encumbrances (except for Continental Mortgage Company in the amount of $2,300,000.00).

51.                               Approvals.

Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

52.                               Specialized Equipment.

Landlord acknowledges that Tenant will keep on the Premises certain specialized equipment in connection with the operation of Tenant’s business, including, without limitation, the following:  (a) batteries specialized for computers, (b) a power generator, and (c) a diesel fuel storage tank containing approximately 1,000 gallons of diesel fuel.  Landlord hereby consents to Tenant’s storage and use of such items on the Premises.  Said diesel fuel shall be completely contained at all times by Tenant within the generator room.

53.                               Reasonable Expenditures.

Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

54.                               Tenant’s Property.

Alterations and other interior improvements paid for by Tenant and trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s Property.  Tenant may at any time remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal.

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55.                               Exhibits

The following Exhibits are attached hereto and incorporated as a part of this lease: Exhibit “A” - Floor and Space Plan, Exhibits “B” & “C”- Surface Parking Lots.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written below.

LANDLORD:		TENANT:

RETRO, LLC,		ADVANCED TELCOM GROUP INC.,
an Oregon Limited Liability Company		a California corporation

By:	/s/ Lawrence Tokarski	By:	/s/ Charlene S. Curry
	Lawrence Tokarski		Charlene Curry

Title:	Managing Member	Title:	Controller

Date:	1-20-99	Date:	1-19-99

Address for Notices:

Landlord:		Tenant:

698 12th Street SE, Suite 210		885 N. San Antonio Rd, Suite R
Salem, OR 97301		Los Altos, CA 94022
Telephone: (503) 361-7168		Telephone: (650) 559-8900

682 S.F.
193 S.F.
1117 S.F.
2140 S.F.
(PLUS BASEMENT ACCESS)
5998 S.F.
4683 S.F.
(PLUS BASEMENT ACCESS)
2543 S.F.
24'-0"
24'-0"
24'-0"
24'-0"
24'-0"
24'-0"
22'-0"
20'-0"
25'-0"
25'-0"
25'-0"
23'-6"

FIRST FLOOR PLAN
SCALE: 1/8" = 1'-0"

EXHIBIT 'A'

LANDLORD

Parking Plan

198 Commercial Street SE
Salem, Oregon

Ferry Street
Not a part.
113 total spaces

COLDWELL BANKER COMMERCIAL

Information contained herein has been obtained from the owner of the property or from other sources that we deem reliable. We have no reason to doubt its accuracy, but we do not guarantee it.

Please initial

Exhibit "B"

Landlord Tenant

EXISTING CURBLINE
5' WALK
SAWCUT CURB & SIDEWALK
EX. CATCH BASIN RIM= 155.3 INV 152.6
EX. CATCH BASIN RIM 155.3 INV 150.2
5' WALK
ALLEY
RIM= 156.07 INV 150.47
INITIAL

EXHIBIT "A"